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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) or The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 1996
                                                  ------------------------------

                        PENN TREATY AMERICAN CORPORATION
- --------------------------------------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)


     Pennsylvania                  0-15972                    23-1664166
- --------------------------------------------------------------------------------
(State or Other Juris-           (Commission File           (IRS Employer
diction of Incorporation)          Number)                  Identification No.)


                                  (610) 965-2222
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              (Registrant's Telephone Number, Including Area Code)


           3440 Lehigh Street
           Allentown Pennsylvania                    18103
- --------------------------------------------------------------------------------
           (Address of Principal                   (Zip Code)
            Executive Offices)


                                 Not Applicable
- --------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.  Acquisition or Disposition of Assets

      On August 30, 1996, the Registrant consummated the merger (the "Merger") of a wholly owned subsidiary of the Registrant ("Acquisition Sub"), with and into Health Insurance of Vermont, Inc., a Vermont corporation ("HIVT"), pursuant to an Agreement and Plan of Merger entered into on March 15, 1996 and amended on May 10, 1996 (the "Merger Agreement"). Pursuant to the Merger Agreement, as amended, HIVT became a wholly owned subsidiary of the Registrant and each outstanding share of HIVT common stock was converted into $4.00 of cash and approximately .856 of a share of the Registrant's common stock. The shares of the Registrant's common stock issued to the HIVT stockholders were registered on a Registration Statement on Form S-4 filed under the Securities Act of 1933, as amended. Registrant utilized its working capital to fund the cash portion of the consideration.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements. Incorporated by reference to Registrant's Registration Statement on Form S-4 filed on May 14, 1996.

(c)   Exhibits.

      2.1 Agreement and Plan of Merger dated as of March 15, 1996 between Penn Treaty American Corporation and Health Insurance of Vermont, Inc. (Incorporated by reference to Registrant's Current Report on Form 8-K filed on March 15, 1996).

      2.2 Amendment No. 1 to Agreement and Plan of Merger between Penn Treaty American Corporation and Health Insurance of Vermont, Inc. (Incorporated by reference to Registrant's Amendment No. 1 to Registrant's Current Report on Form 8-K/A filed on May 10, 1996.


     23.1    Consent of Coopers & Lybrand L.L.P.

                                        2

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PENN TREATY AMERICAN CORPORATION
                                               (Registrant)


                                         /s/ A. J. Carden
                                        --------------------------------
Date: September 16, 1996                By: A. J. Carden
                                        Title: Executive Vice President